Exhibit 99.1

THIRD QUARTER 2015

Supplemental Operating and Financial Data

INDEX

PAGE(S)

Executive Summary	3 - 5
Earnings Guidance Assumptions	6
Financial Summary / Earnings Metrics	7 - 8
Leasing Statistics	9 - 16
Schedules of Lease Expirations	17 - 24
Financial Information	25 - 27
Summary of Debt / Debt Detail	28 - 29
Unconsolidated Joint Ventures	30 - 32
Portfolio Breakdown	33 - 36
Significant Commercial Tenants	37 - 38
Tenant Size Distribution	39
Market / Industry Diversification	40 - 41
Analysts, Company Information and Executive Officers	42
Disclosure Regarding Forward Looking Statements	43

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Executive Summary

Company Today — September 30, 2015		Company Transformation

•	29.7 million sq. ft of Office - 10 core markets; 5,644 Multi-family units (mostly JVs)	•	Own 20 million sq. ft of Office
•	Office: 85.8 % Leased; Multi-family: 95.7 % Leased	•	Exit non-core office assets wisely
•	Substantial development opportunities for Office/Multi-family	•	Owns 15,000 units (operating or in construction) of luxury apartments
•	FFO per Share guidance for 2016: $2.00 to $2.10	•	Continually improve operating efficiencies
•	Sr. Debt Ratings: BBB-/Baa3; $600 million Credit line-Largely undrawn	•	Attain fortress balance sheet over time

Focus List

•	Now:	Reduce staffing levels, cost of operations and G&A expenses
•	12-18 Month:	Increase occupancy; Extend credit line & refinance debt for savings; Plan dispositions; Reposition assets to “A” quality
•	39 Months:	Capital allocation; Choose correct markets to operate in; Fund & grow Roseland multi-family operations

New Jersey - Targeting the Right Markets

•	Strong markets for future are dictated by inter-modal transportation options (trains, buses, ferries, rails, highways, & airports)
•	Plan to focus on Premier Submarkets: “ Gold Coast” Waterfront, North/Central NJ & Westchester, NY

Waterfront Opportunities

•	Dominant office & multi-family owner on the NJ Hudson River Waterfront
•	Own 4.3 million sq. ft/ Development rights for up to 1.7 million sq. ft. of office/ Pursue office acquisition opportunities
•	3,400 multi-family units operating or under construction, including developing 69-story, 763-Unit URL Harborside 1 tower
•	Ability to develop 5,900 multi-family units in the future

Disposition Plan

•	Increase overall portfolio quality - no rush to sell: Sell out of NYC, DC & Maryland markets
•	Reduce footprint in certain NJ markets/ Sell “B” quality assets across all markets
•	Sell out of slow-growth markets
•	Currently identified 40-plus non-core assets with value of $600 to $800 million — timed in connection with capital needs

Capital Program To Be Funded by Multiple Options

•	(1) Selling non-core assets; (2) Expense savings; (3) Increase cash flow/leasing; & (4) Leverage; (5) Multi-family entity-level equity

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Company Overview

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family. Mack-Cali owns or has interests in 274 properties, consisting of 146 office and 109 flex properties totaling approximately 29.7 million square feet and 19 multi-family rental properties containing approximately 5,700 residential units and a pipeline of 11,000 units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Mack-Cali’s strategy is to operate two platforms, an office platform built around transit based locations with a high concentration on the New Jersey Waterfront and a luxury multi-family platform ranging from Washington D.C. to Boston also with a high concentration on the New Jersey Waterfront.  Both platforms are expected to produce above market returns.

In September 2015, the Company announced a three-year strategic initiative to transform into a more concentrated owner of New Jersey Hudson River waterfront and transit-oriented office properties and a regional owner of luxury multi-family residential properties. In furtherance of this strategy, the Company has commenced a comprehensive review of its portfolio and operations and is developing a business strategy that focuses on reshaping its portfolio over time.  As part of this plan, the Company anticipates that it may dispose of a significant portion of its properties that do not meet its long-term goals, and, in September 2015, compiled a list of its properties that it considers as non-core to its ongoing operations.  Specifically, the Company considers a non-core property to have one or more of the following attributes:  (1) assets that do not offer an opportunity to create a competitive advantage; (2) assets that produce a low cash yield; (3) assets which have physical attributes that constrain their market competitiveness; and (4) assets located in low growth markets.  The potential sales of these non-core properties over time would result in total estimated sales proceeds ranging from approximately $600 million to $800 million.

Operating Highlights

Funds from operations (FFO) for the quarter ended September 30, 2015 amounted to $51.5 million, or $0.51 per share, as compared to $48.0 million, or $0.48 per share, for the quarter ended September 30, 2014. For the nine months ended September 30, 2015, FFO equaled $141.1 million, or $1.41 per share, as compared to $128.5 million, or $1.29 per share, for the same period last year. For the current quarter compared to last year, the increase in FFO per share resulted primarily from $0.03 of equity in earnings from refinancing proceeds received from a joint venture; increased net real estate tax appeal proceeds of $0.02; partially offset by $0.02 in increased general and administrative expense due to separation costs in the current quarter.  This results in Core FFO per diluted share for the current quarter of $0.48.

Net income (loss) available to common shareholders for the quarter ended September 30, 2015 amounted to $(126.9) million, or $(1.42) per share, as compared to $2.0 million, or $0.02 per share, for the quarter ended September 30, 2014. For the nine months ended September 30, 2015, net income (loss) available to common shareholders equaled $(94.0) million, or $(1.05) per share, as compared to $37.8 million, or $0.43 per share, for the same period last year.  Included in net loss for the quarter and nine months ended September 30, 2015 was $164.2 million of impairments charges taken during the third quarter on properties currently held and used which the Company intends to sell as part of its recently-announced strategic initiative.  All per share amounts presented above are on a diluted basis.

Mack-Cali’s consolidated commercial in-service portfolio was 85.8 percent leased at September 30, 2015, as compared to 82.3 percent leased at June 30, 2015.

For the quarter ended September 30, 2015, the Company executed 94 leases at its consolidated in-service commercial portfolio totaling 955,570 square feet.  Of these totals, 361,000 square feet were for new leases and 594,570 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 345,905 square feet in Core properties, 222,824 square feet in Waterfront properties, 177,820 square feet in Flex properties and 209,021 square feet in Non-Core properties.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Acquisitions

On October 23, 2015, the Company signed an agreement to acquire a 196,000 square-foot office property located in Edison, New Jersey, for approximately $53.1 million, subject to certain conditions.  The acquisition is expected to be completed in the fourth quarter of 2015.

The Company is also in discussions to acquire a 147,000 square-foot office building located in Parsippany, New Jersey, as well its partner’s interest in a 371-unit multi-family residential property located in Malden, Massachusetts.

Rental Property Sales/Dispositions

(dollars in thousands)

For the nine months ended September 30, 2015

				Rentable
Sale			# of	Square	Net Sales	Realized	Capitalization
Date	Property/Address	Location	Buildings	Feet	Proceeds	Gain	Rate (a)
01/15/15	1451 Metropolitan Drive	West Deptford, New Jersey	1	21,600	$1,072	$144	(4.70	)% (b)
05/27/15	10 Independence Boulevard (c)	Warren, New Jersey	1	120,528	—	3,236
06/11/15	4 Sylvan Way (c)	Parsippany, New Jersey	1	105,135	—	6,439
06/26/15	14 Sylvan Way	Parsippany, New Jersey	1	203,506	79,977	24,724	6.14%
07/21/15	210 Clay Avenue (c)	Lyndhurst, New Jersey	1	121,203	—	9,564
08/24/15	5 Becker Farm Road (c)	Roseland, New Jersey	1	118,343	—	9,154

Total Property Sales and Dispositions:			6	690,315	$81,049	$53,261

(a)           Capitalization rate is calculated by dividing the projected net operating income for the 12 months forward from the closing date by the gross sales price.

(b)          This property was vacant when sold.

(c)           The Company transferred the deed for these properties to the lender in satisfaction of its mortgage loan obligations.  The Company had previously recorded impairment charges on these properties totaling $25.2 million during the year ended December 31, 2013.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Earnings Guidance Assumptions

2015 Revised Guidance
Funds from Operations (FFO) per share	$1.83 to $1.87

2016 Guidance
Funds from Operations (FFO) per share	$2.00 to $2.10

Metric	Assumption Range ($’s in millions)	Comments
Office Portfolio
Occupancy (% leased) at YE-2016	86.5% - 87.5%
Same Store GAAP NOI	2.5% to 3.5%
Same Store Cash NOI	1.0% to 2.0%
Straight-Line Rent Adjustment	$11.0 to $13.0
Acquisitions	$400.0 to $600.0	During the course of the year, at GAAP yields between 6% and 8%.
Dispositions	$400.0 to $500.0	In the first half of the year, at cap rates between 5% and 5.5%.
Base Building CapEx	$38.0 to $40.0	Includes special common area improvements for Harborside, Paramus, Parsippany and White Plains portfolios, as well as the overall office/multi-family base building cap ex.
Non-Incremental Leasing CapeEx	$60.0 to $65.0

Multi-Family Portfolio
Development (Consolidated)	$110.0 to $130.0	Equity capital required based on estimated total on-balance development spending of $250-270MM in 2016, net of construction loans.
Development (J.V.)	$60.0 to $80.0	The Company's equity investment in unconsolidated joint venture development projects during 2016.
Acquisitions	$20.0	Cash to buy out majority partner's interest in a new, 371 unit, luxury rental community in suburban Boston, net of $72MM acquisition debt, to achieve a levered yield of approximately 14%.

Corporate
G&A (Corporate)	$34.0 to $37.0	Based on staffing levels and incentive compensation.
G&A (Multi-family subsidiary)	$9.0 to $11.0	Based on staffing levels and incentive compensation.
Interest Expense	$96.0 to $100.0	Expect interest savings of $7MM from specific maturing debt ($200MM bonds, $40MM mortgage).
Unsecured Debt Financing	$300.0	Plan to issue an Unsecured Term Loan in December 2015 to refinance the $200MM 5.8% Bond maturing on January 15, 2016, as well as other capital needs during 2016.
Equity Financing	$275.0 - $325.0	Joint venture or entity level equity issuance by the end of 2016.

The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Financial Summary

	09/30/15	06/30/15	03/31/15	12/31/14	09/30/14
Shares and Units:
Common Shares Outstanding	89,310,243	89,195,529	89,127,942	89,076,578	89,055,220
Common Units Outstanding	10,790,142	11,012,069	11,036,898	11,083,876	11,092,044
Combined Shares and Units	100,100,385	100,207,598	100,164,840	100,160,454	100,147,264
Weighted Average- Diluted (a)	100,172,220	100,314,310	100,265,509	100,130,039	100,052,290

Common Share Price ($’s):
At the end of the period	18.88	18.43	19.28	19.06	19.11
High during period	21.12	19.73	20.11	20.11	22.05
Low during period	18.01	16.85	18.01	17.92	18.95

Financial Position Ratios
($’s in thousands, except ratios)
Market Value of Equity (b)	1,944,543	1,901,178	1,985,839	1,964,115	1,977,334
Total Debt	2,043,592	2,034,819	2,107,572	2,088,654	2,238,641
Total Market Capitalization	3,988,135	3,935,997	4,093,411	4,052,769	4,215,975

Total Debt/ Total Market Capitalization	51.24%	51.70%	51.49%	51.54%	53.21%
Total Debt/ Total Book Capitalization	51.07%	48.99%	50.19%	49.82%	51.38%
Total Debt/ Total Undepreciated Assets	37.59%	36.32%	37.53%	37.25%	39.02%
Secured Debt/ Total Undepreciated	13.61%	13.68%	14.20%	14.64%	14.31%

Capitalized Interest	4,356	3,781	3,607	4,820	4,158

Portfolio Size:
Consolidated Properties	222	227	230	231	232
Consolidated Total Commercial Square Footage	24,015,752	24,837,821	25,266,990	25,288,590	25,363,590
Commercial Sq. Ft. Leased at End of Period (c)	85.8%	82.3%	84.3%	84.2%	83.7%

(a)               Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).

(b)               Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.

(c)                Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date.  Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Earnings Metrics

	Three Months Ended		Nine Months Ended
	09/30/15	09/30/14	09/30/15	09/30/14
Operational Ratios
($’s in thousands, except ratios and per share amounts)
Net Debt To EBITDA Annualized	7.2	7.3	7.1	7.2
Interest Coverage Ratio	3.09	2.76	2.79	2.50
Fixed Charge Coverage Ratio	2.64	2.34	2.38	2.17
Earnings per Share—diluted	(1.42)	0.02	(1.05)	0.43
FFO per Share—diluted (a)	0.51	0.48	1.41	1.29
Dividends Declared per Share	0.15	0.15	0.45	0.60
FFO Payout Ratio—diluted (a)	29.15%	31.24%	31.96%	46.69%

FFO
Funds from operations available to common shareholders (a)	51,539	48,037	141,140	128,523
Supplemental Information
Non-incremental revenue generating capital expenditures:
Building Improvements	5,631	8,010	20,193	13,263
Tenant Improvements and leasing commissions (b)	7,808	8,885	19,217	33,220
Straight-line rent adjustments (c)	1,419	998	1,336	5,187
Amortization of (above)/below market lease intangibles (d)	127	320	552	902
Acquisition transaction costs (f)	—	—	—	1,943
Net effect of unusual electricity rate spikes (e)	—	—	—	4,845
Executive severance costs (f)	—	—	—	11,044

	Three Months Ended	Nine Months Ended
	09/30/15	09/30/15
Same Store
Same Store NOI GAAP	6.50%	4.50%
Same Store NOI Cash	6.50%	6.20%

(a)	Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” on page 27.
(b)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(c)

Includes the Company’s share from unconsolidated joint ventures of $138 and $12 for the three months ended September 30, 2015 and 2014, respectively, and $676 and $12 for the nine months ended September 30, 2015 and 2014, respectively.

(d)

Includes the Company’s share from unconsolidated joint ventures of $95 and $124 for the three months ended September 30, 2015 and 2014, respectively, and $333 and $372 for the nine months ended September 30, 2015 and 2014, respectively.

(e)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.
(f)	Included in general and administrative expense.

Note:

Excluding executive severance costs of $11 million in the first quarter 2014, Interest Coverage, Fixed Charge Coverage and FFO Payout ratios would have been 2.63x, 2.29x and 43.0 percent, respectively, for the nine months ended September 30, 2014.

Excluding the write-off of the market-to-market balance of $1.5 million related to the transfer of the deeds for 5 Becker Farm Road, Roseland, NJ and 210 Clay Avenue, Lyndhurst, NJ to the lender in the third quarter 2015, Fixed Charged Coverage would have been 2.51x for the three months ended September 30, 2015 and 2.34x for the nine months ended September 30, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Leasing Statistics

In line with its strategic initiatives, the Company’s consolidated commercial portfolio is broken down, as follows:

(1) “Core” - Long-term hold office properties (excluding Waterfront locations);
(2) “Waterfront” - Office assets located on NJ Hudson River waterfront;
(3) “Flex” - Non-office commercial assets, primarily office/flex properties;
(4) “Non-Core” - Properties designated for eventual sale/disposition or repositioning

Consolidated Commercial Portfolio Summary

(As of September 30, 2015)

		Rentable	Square
	# of	Square	Feet	Percent
Portfolio	Properties	Feet	Leased	Leased

Core	66	9,462,555	8,260,560	87.3%

Waterfront	6	4,317,978	3,744,230	86.7%

Flex	103	5,162,813	4,741,991	91.8%

Non-Core	41	5,072,406	3,854,411	76.0%

Totals	216	24,015,752	20,601,192	85.8%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Leasing Statistics

(For the three months ended September 30, 2015)

Consolidated Commercial In-Service Portfolio

SUMMARY OF SPACE LEASED

			LEASING ACTIVITY					Market
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (d)
Market/Submarket	06/30/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	09/30/15 (c)	09/30/15	09/30/15
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	—	—	—	239,680	100.0%	86.4%
Bergen Route 17/GSP	80.5%	—	(24,343)	62,570	38,227	1,646,308	82.4%	79.5%
Essex Route 280	85.7%	—	—	54,341	54,341	507,993	96.0%	83.1%
GW Bridge	94.1%	—	(62,138)	54,225	(7,913)	244,359	91.2%	87.2%
Morris Route 10/24	91.2%	—	(2,815)	2,815	—	233,838	91.2%	75.5%
Parsippany	77.7%	—	(31,922)	46,108	14,186	1,586,880	78.4%	78.4%
Suburban Passaic	91.8%	—	(9,891)	6,856	(3,035)	48,442	86.4%	69.2%
Central NJ
Clark & Cranford	86.4%	—	(36,554)	15,194	(21,360)	665,628	83.7%	76.9%
Mercer Southern	93.8%	—	—	2,229	2,229	268,747	94.6%	90.1%
Monmouth County	97.1%	—	(7,707)	7,707	—	1,058,572	97.1%	87.1%
Princeton	92.0%	—	—	—	—	316,496	92.0%	85.7%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	83.5%
Woodbridge/Edison	99.7%	—	(3,884)	3,884	—	394,394	99.7%	85.9%
Westchester Co., NY
Elmsford	89.3%	—	(3,000)	3,000	—	53,569	89.3%	86.8%
Hawthorne	94.6%	—	—	—	—	273,784	94.6%	93.1%
White Plains CBD	80.0%	—	(72,199)	86,976	14,777	512,444	82.3%	81.6%
Yonkers	100.0%	—	(574)	—	(574)	169,426	99.7%	87.3%
CORE Totals	86.3%	—	(255,027)	345,905	90,878	8,260,560	87.3%	82.4%

WATERFRONT
Hudson Waterfront	82.5%	—	(39,757)	222,824	183,067	3,744,230	86.7%	88.0%
WATERFRONT Totals	82.5%	—	(39,757)	222,824	183,067	3,744,230	86.7%	88.0%

FLEX
Northern NJ
Hudson Waterfront	52.2%	—	—	—	—	8,736	52.2%
Suburban Passaic	92.8%	—	(16,950)	9,024	(7,926)	403,289	91.0%
Central NJ
Clark & Cranford	68.7%	—	—	—	—	4,074	68.7%
Mercer Southern	86.0%	—	—	—	—	146,219	86.0%
Monmouth County	93.4%	—	(42,091)	50,638	8,547	283,537	96.3%
Westchester Co., NY
Elmsford	95.7%	—	(99,892)	81,857	(18,035)	1,551,444	94.6%
Hawthorne	90.6%	—	(18,620)	—	(18,620)	408,531	86.6%
Yonkers	93.8%	—	(15,530)	12,190	(3,340)	548,132	93.2%
Burlington Co., NJ	87.6%	—	(3,128)	24,111	20,983	1,125,101	89.3%
Stamford, CT Non-CBD	96.3%	—	—	—	—	262,928	96.3%
FLEX Totals	92.2%	—	(196,211)	177,820	(18,391)	4,741,991	91.8%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

			LEASING ACTIVITY					Market
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (d)
Market/Submarket	06/30/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	09/30/15 (c)	09/30/15	09/30/15
NON-CORE
Northern NJ
Bergen Meadowlands	10.9%	(2,193)	(11,000)	—	(11,000)	N/A	N/A	N/A
Bergen Route 17S	46.2%	—	—	—	—	24,009	46.2%	81.3%
Bergen Route 17/GSP	22.7%	—	(2,260)	2,260	—	166,123	64.4%	79.5%
Essex Route 280	68.2%	(80,385)	(3,686)	3,213	(473)	652,134	68.1%	83.1%
Parsippany	73.6%	—	(4,050)	8,741	4,691	616,636	79.7%	78.4%
Central NJ
Middlesex South/8A	61.5%	—	(9,831)	2,014	(7,817)	199,533	59.2%	85.5%
Monmouth County	64.6%	—	(3,898)	30,435	26,537	178,861	75.8%	87.1%
Somerset Route 78	89.9%	—	(2,805)	6,319	3,514	458,313	90.6%	85.2%
Union Route 78	72.4%	—	(18,298)	—	(18,298)	39,657	49.6%	95.1%
Westchester Co., NY
Elmsford	0.0%	—	—	—	—	N/A	N/A	N/A
Tarrytown	100.0%	—	—	—	—	9,300	100.0%	82.3%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%	81.6%
NYC - Downtown	100.0%	—	—	—	—	524,476	100.0%	90.4%
Washington DC/MD
DC - CBD	89.7%	—	(4,357)	1,019	(3,338)	148,674	87.7%	90.7%
DC - East End	100.0%	—	(140,560)	140,560	—	159,000	100.0%	87.9%
MD-Greenbelt	69.0%	—	(21,707)	14,460	(7,247)	574,274	68.2%	65.6%
MD-Lanham	63.2%	—	—	—	—	77,078	63.2%	64.4%
NON-CORE Totals	67.0%	(82,578)	(222,452)	209,021	(13,431)	3,854,411	76.0%	87.2%

COMPANY Totals	82.3%	(82,578)	(713,447)	955,570	242,123	20,601,192	85.8%

RECONCILIATION OF TOTAL PROPERTY SQUARE FOOTAGE

Total sq. ft. as of June 30, 2015	24,837,821
Total sq. ft. of properties disposed of/removed from service	(822,069)
Total sq. ft. as of September 30, 2015	24,015,752

(a)         Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.

(b)         Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)          Includes leases expiring September 30, 2015 aggregating 64,226 square feet for which no new leases were signed.

(d)         Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Leasing Statistics

(For the three months ended September 30, 2015)

Consolidated Commercial In-Service Portfolio (continued)

DETAIL OF TRANSACTION ACTIVITY

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 17/GSP	10	62,570	8,803	53,767	7.3	26.10	4.86
Essex Route 280 Corridor	1	54,341	54,341	—	10.8	32.37	6.33
GW Bridge	3	54,225	—	54,225	3.0	28.76	1.41
Morris Route 10/24	1	2,815	2,815	—	6.3	26.09	4.54
Parsippany	10	46,108	7,512	38,596	7.1	25.30	3.68
Suburban Passaic	1	6,856	—	6,856	7.0	16.54	1.64
Central NJ
Clark & Cranford	5	15,194	4,042	11,152	5.3	23.28	3.61
Mercer Southern	1	2,229	2,229	—	5.3	20.00	3.73
Monmouth County	1	7,707	—	7,707	4.5	26.22	1.46
Woodbridge/Edison	1	3,884	—	3,884	5.3	28.79	2.68
Westchester Co., NY
Elmsford	1	3,000	—	3,000	5.0	33.10	0.86
White Plains CBD	9	86,976	6,228	80,748	5.1	31.24	8.30
CORE Totals/Weighted Avg.	44	345,905	85,970	259,935	6.4	28.43	5.29

HUDSON WATERFRONT	6	222,824	155,859	66,965	8.9	30.53	7.27

FLEX
Northern NJ
Suburban Passaic	1	9,024	—	9,024	3.0	19.69	0.20
Central NJ
Monmouth County	5	50,638	19,617	31,021	1.7	17.22	1.56
Westchester Co., NY
Elmsford	8	81,857	36,825	45,032	3.4	14.87	1.79
Yonkers	1	12,190	—	12,190	3.0	20.03	1.40
Burlington Co., NJ	4	24,111	19,183	4,928	4.8	12.22	2.67
FLEX Totals/Weighted Avg.	19	177,820	75,625	102,195	3.0	15.78	1.83

NON-CORE
Northern NJ
Bergen Rt 17/GSP	1	2,260	—	2,260	2.2	22.62	0.20
Essex Route 280 Corridor	3	3,213	1,287	1,926	2.2	23.09	2.22
Parsippany	4	8,741	4,132	4,609	4.0	24.17	3.86
Central NJ
Middlesex South/8A	1	2,014	2,014	—	5.2	26.46	6.27
Monmouth County	3	30,435	26,594	3,841	1.8	18.47	2.03
Somerset Route 78	2	6,319	6,319	—	6.4	23.41	3.62
Washington DC/MD
DC - CBD	1	1,019	1,019	—	9.3	46.90	6.90
DC - East End	2	140,560	—	140,560	3.0	38.34	0.20
MD-Greenbelt	8	14,460	2,181	12,279	3.4	23.18	2.99
NON-CORE Totals/Weighted Avg.	25	209,021	43,546	165,475	3.0	32.88	1.22

COMPANY Totals/Weighted Avg.	94	955,570	361,000	594,570	5.6	27.54	5.19

Tenant Retention	Leases Retained	62.5%
	Sq. Ft. Retained	83.3%

(a)               “Other Retained” transactions include existing tenants’ expansions and relocations within the same building.

(b)               Equals triple net rent plus common area costs and real estate taxes, as applicable.

(c)                Represents estimated workletter costs of $22,165,091 and commissions of $5,640,284 committed, but not necessarily expended, during the period for second generation space aggregating 955,570 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Leasing Statistics

(For the nine months ended September 30, 2015)

Consolidated Commercial In-Service Portfolio

SUMMARY OF SPACE LEASED

			LEASING ACTIVITY
								Market
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased
Market/Submarket	12/31/14	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	09/30/15 (c)	09/30/15	09/30/15
CORE
Northern NJ
Bergen Route 4 East	71.9%	—	(12,172)	79,633	67,461	239,680	100.0%	86.4%
Bergen Route 17/GSP	80.1%	—	(284,304)	330,650	46,346	1,646,308	82.4%	79.5%
Essex Route 280	80.5%	—	(7,203)	89,270	82,067	507,993	96.0%	83.1%
GW Bridge	89.8%	—	(85,456)	89,175	3,719	244,359	91.2%	87.2%
Morris Route 10/24	91.5%	—	(21,943)	20,971	(972)	233,838	91.2%	75.5%
Parsippany	72.4%	(203,506)	(141,886)	319,331	177,445	1,586,880	78.4%	78.4%
Suburban Passaic	91.8%	—	(13,658)	10,623	(3,035)	48,442	86.4%	69.2%
Central NJ
Clark & Cranford	86.0%	—	(102,518)	84,097	(18,421)	665,628	83.7%	76.9%
Mercer Southern	94.6%	—	(138,125)	138,125	—	268,747	94.6%	90.1%
Monmouth County	97.9%	—	(20,634)	12,011	(8,623)	1,058,572	97.1%	87.1%
Princeton	93.2%	—	(26,661)	22,439	(4,222)	316,496	92.0%	85.7%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	83.5%
Woodbridge/Edison	98.9%	—	(13,248)	16,322	3,074	394,394	99.7%	85.9%
Westchester Co., NY
Elmsford	91.7%	—	(4,645)	3,195	(1,450)	53,569	89.3%	86.8%
Hawthorne	91.8%	—	(31,572)	39,656	8,084	273,784	94.6%	93.1%
White Plains CBD	81.4%	—	(121,685)	127,644	5,959	512,444	82.3%	81.6%
Yonkers	100.0%	—	(27,165)	26,591	(574)	169,426	99.7%	87.3%
CORE Totals	83.9%	(203,506)	(1,052,875)	1,409,733	356,858	8,260,560	87.3%	82.4%

WATERFRONT
Hudson Waterfront	82.1%	—	(130,465)	328,034	197,569	3,744,230	86.7%	88.0%
WATERFRONT Total	82.1%	—	(130,465)	328,034	197,569	3,744,230	86.7%	88.0%

FLEX
Northern NJ
Hudson Waterfront	52.2%	—	—	—	—	8,736	52.2%
Suburban Passaic	95.9%	—	(34,272)	12,523	(21,749)	403,289	91.0%
Central NJ
Clark & Cranford	68.7%	—	—	—	—	4,074	68.7%
Mercer Southern	79.3%	—	(16,302)	27,680	11,378	146,219	86.0%
Monmouth County	93.4%	—	(75,734)	84,281	8,547	283,537	96.3%
Westchester Co., NY
Elmsford	95.7%	—	(289,855)	271,885	(17,970)	1,551,444	94.6%
Hawthorne	86.7%	—	(44,915)	44,561	(354)	408,531	86.6%
Yonkers	92.6%	—	(56,098)	59,437	3,339	548,132	93.2%
Burlington Co., NJ	86.0%	(21,600)	(155,383)	198,979	43,596	1,125,101	89.3%
Stamford, CT Non-CBD	96.3%	—	(95,000)	95,000	—	262,928	96.3%
FLEX Totals	91.4%	(21,600)	(767,559)	794,346	26,787	4,741,991	91.8%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

			LEASING ACTIVITY
								Market
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (d)
Market/Submarket	12/31/14	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	09/30/15 (c)	09/30/15	09/30/15
NON-CORE
Northern NJ
Bergen Meadowlands	82.4%	(2,193)	(99,846)	2,193	(97,653)	N/A	N/A	N/A
Bergen Route 17S	99.6%	—	(27,766)	—	(27,766)	24,009	46.2%	81.3%
Bergen Route 17/GSP	91.0%	—	(504,861)	3,841	(501,020)	166,123	64.4%	79.5%
Essex Route 280	67.9%	(80,385)	(111,545)	114,314	2,769	652,134	68.1%	83.1%
Parsippany	75.0%	(105,135)	(31,499)	51,179	19,680	616,636	79.7%	78.4%
Central NJ
Middlesex South/8A	94.9%	—	(130,191)	10,009	(120,182)	199,533	59.2%	85.5%
Monmouth County	64.6%	—	(43,989)	70,526	26,537	178,861	75.8%	87.1%
Somerset Route 78	89.7%	(111,663)	(2,805)	10,711	7,906	458,313	90.6%	85.2%
Union Route 78	77.1%	—	(22,021)	—	(22,021)	39,657	49.6%	95.1%
Westchester Co., NY
Elmsford	0.0%	—	—	—	—	N/A	N/A	N/A
Tarrytown	0.0%	—	—	9,300	9,300	9,300	100.0%	82.3%
White Plains CBD	66.9%	—	(4,245)	—	(4,245)	26,343	57.6%	81.6%
NYC - Downtown	100.0%	—	—	—	—	524,476	100.0%	90.4%
Washington DC/MD
DC - CBD	89.1%	—	(5,089)	2,652	(2,437)	148,674	87.7%	90.7%
DC - East End	100.0%	—	(140,560)	140,560	—	159,000	100.0%	87.9%
MD-Greenbelt	68.6%	—	(131,303)	127,909	(3,394)	574,274	68.2%	65.6%
MD-Lanham	97.4%	—	(58,033)	16,282	(41,751)	77,078	63.2%	64.4%
NON-CORE Totals	80.2%	(299,376)	(1,313,753)	559,476	(754,277)	3,854,411	76.0%	87.2%

COMPANY Totals	84.2%	(524,482)	(3,264,652)	3,091,589	(173,063)	20,601,192	85.8%

RECONCILIATION OF TOTAL PROPERTY SQUARE FOOTAGE

Total sq. ft. as of December 31, 2014	25,288,590
Total sq. ft. of properties disposed of/removed from service	(1,272,838)
Total sq. ft. as of September 30, 2015	24,015,752

(a)         Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.

(b)         Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)          Includes leases expiring September 30, 2015 aggregating 64,226 square feet for which no new leases were signed.

(d)         Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

DETAIL OF TRANSACTION ACTIVITY

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	2	79,633	73,978	5,655	10.6	23.20	4.33
Bergen Route 17/GSP	37	330,650	31,314	299,336	5.0	25.88	4.46
Essex Route 280 Corridor	3	89,270	89,270	—	10.1	32.85	6.27
GW Bridge	15	89,175	6,210	82,965	3.3	27.59	1.93
Morris Route 10/24	5	20,971	2,815	18,156	4.5	22.42	3.72
Parsippany	30	319,331	174,300	145,031	8.5	24.56	5.08
Suburban Passaic	3	10,623	—	10,623	6.0	17.83	1.50
Central NJ
Clark & Cranford	20	84,097	28,307	55,790	4.7	22.87	2.71
Mercer Southern	3	138,125	2,229	135,896	5.0	31.52	3.22
Monmouth County	2	12,011	—	12,011	5.9	26.10	3.47
Princeton	10	22,439	4,528	17,911	4.2	28.00	3.36
Woodbridge/Edison	3	16,322	—	16,322	4.7	28.81	3.19
Westchester Co., NY
Elmsford	2	3,195	—	3,195	4.9	32.73	0.84
Hawthorne	4	39,656	—	39,656	3.9	25.85	3.24
White Plains CBD	25	127,644	6,228	121,416	4.5	30.51	7.17
Yonkers	5	26,591	—	26,591	2.9	22.02	0.41
CORE Totals/Weighted Avg.	169	1,409,733	419,179	990,554	6.2	26.67	4.62

WATERFRONT
Hudson Waterfront	18	328,034	168,414	159,620	7.8	31.97	6.57
WATERFRONT Total	18	328,034	168,414	159,620	7.8	31.97	6.57

FLEX
Northern NJ
Suburban Passaic	2	12,523	—	12,523	2.7	18.70	0.20
Central NJ
Mercer Southern	3	27,680	—	27,680	7.2	16.95	2.84
Monmouth County	8	84,281	19,617	64,664	1.8	17.20	1.23
Westchester Co., NY
Elmsford	31	271,885	79,201	192,684	4.7	14.74	1.27
Hawthorne	5	44,561	23,221	21,340	6.2	15.38	2.56
Yonkers	11	59,437	—	59,437	4.2	17.45	2.11
Burlington Co., NJ	18	198,979	38,526	160,453	3.6	10.88	1.57
Stamford Non-CBD	2	95,000	—	95,000	1.9	29.81	2.80
FLEX Totals/Weighted Avg.	80	794,346	160,565	633,781	3.9	16.21	1.70

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
NON-CORE
Northern NJ
Bergen Meadowlands	1	2,193	—	2,193	1.0	23.92	0.20
Bergen Rt 17/GSP	2	3,841	—	3,841	1.7	23.07	0.51
Essex Route 280 Corridor	14	114,314	8,575	105,739	1.7	24.88	2.34
Parsippany	15	51,179	20,725	30,454	3.8	22.73	4.13
Central NJ
Middlesex South/8A	5	10,009	7,158	2,851	4.2	25.09	4.69
Monmouth County	7	70,526	33,064	37,462	2.0	21.20	1.60
Somerset Route 78	3	10,711	10,711	—	5.9	24.01	4.69
Westchester Co., NY
Tarrytown	1	9,300	9,300	—	15.4	35.99	2.20
Washington DC/MD
DC - CBD	2	2,652	2,652	—	9.9	45.70	6.54
DC - East End	2	140,560	—	140,560	3.0	38.34	0.20
MD-Greenbelt	35	127,909	11,890	116,019	3.2	23.99	2.29
MD-Lanham	1	16,282	—	16,282	5.4	19.52	2.86
NON-CORE Totals/Weighted Avg.	88	559,476	104,075	455,401	3.1	27.49	2.16

COMPANY Totals/Weighted Avg.	355	3,091,589	852,233	2,239,356	5.2	24.69	4.10

Tenant Retention	Leases Retained	71.7%
	Sq. Ft. Retained	68.6%

(a)                                 “Other Retained” transactions include existing tenants’ expansions and relocations within the same building.

(b)                                 Equals triple net rent plus common area costs and real estate taxes, as applicable.

(c)                                  Represents estimated workletter costs of $49,089,460 and commissions of $17,004,010 committed, but not necessarily expended, during the period for second generation space aggregating 3,091,589 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Schedule of Lease Expirations

All Consolidated Commercial Properties

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options (with a breakdown by market for 2015 through 2017 only):

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

4th Quarter, 2015	42	200,570	1.0	3,809,362	18.99	0.7

1st Quarter, 2016	70	390,617	2.0	8,007,995	20.50	1.6
2nd Quarter, 2016	62	379,105	1.9	8,682,706	22.90	1.8
3rd Quarter, 2016	67	484,550	2.4	11,377,324	23.48	2.4
4th Quarter, 2016	81	470,100	2.3	10,433,542	22.19	2.2
TOTAL — 2016	280	1,724,372	8.6	38,501,567	22.33	8.0

2015 (c)
Northern NJ	16	58,580	0.3	1,277,450	21.81	0.3
Central NJ	10	70,246	0.4	1,540,573	21.93	0.3
Westchester Co., NY	7	10,480	0.1	186,981	17.84	(d)
Manhattan	1	6,488	(d)	188,152	29.00	(d)
Sub. Philadelphia	1	6,667	(d)	40,002	6.00	(d)
Fairfield, CT	—	—	—	—	—	—
Washington, DC/MD	7	48,109	0.2	576,204	11.98	0.1
TOTAL — 2015	42	200,570	1.0	3,809,362	18.99	0.7

2016
Northern NJ	97	621,752	3.1	15,944,942	25.65	3.3
Central NJ	69	511,574	2.5	11,499,020	22.48	2.4
Westchester Co., NY	69	320,819	1.6	6,213,965	19.37	1.3
Manhattan	—	—	—	—	—	—
Sub. Philadelphia	11	94,773	0.5	676,307	7.14	0.1
Fairfield, CT	3	36,649	0.2	499,303	13.62	0.1
Washington, DC/MD	31	138,805	0.7	3,668,030	26.43	0.8
TOTAL — 2016	280	1,724,372	8.6	38,501,567	22.33	8.0

2017
Northern NJ	120	1,952,898	9.7	56,907,412	29.14	11.9
Central NJ	74	1,055,453	5.3	20,293,407	19.23	4.3
Westchester Co., NY	69	342,882	1.7	7,245,601	21.13	1.5
Manhattan	1	14,863	(d)	505,342	34.00	(d)
Sub. Philadelphia	18	191,206	1.0	1,488,260	7.78	0.3
Fairfield, CT	2	102,928	0.5	1,484,988	14.43	0.3
Washington, DC/MD	23	104,335	0.5	3,099,441	29.71	0.6
TOTAL — 2017	307	3,764,565	18.7	91,024,451	24.18	18.9

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2018	289	2,869,953	14.3	66,504,859	23.17	13.8

2019	242	2,422,265	12.0	51,877,769	21.42	10.8

2020	210	1,676,361	8.3	36,692,415	21.89	7.6

2021	142	1,487,487	7.4	38,316,401	25.76	8.0

2022	105	1,105,186	5.5	27,219,579	24.63	5.7

2023	65	1,164,729	5.8	30,150,599	25.89	6.3

2024	59	1,085,291	5.4	27,145,435	25.01	5.6

2025	32	638,337	3.2	14,474,954	22.68	3.0

2026 and thereafter	61	1,976,428	9.8	55,956,394	28.31	11.6
Totals/Weighted Average	1,834	20,115,544	100.0	481,673,785	23.95	100.0

(a)         Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)         Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)          Includes leases expiring September 30, 2015 aggregating 64,226 square feet and representing annualized rent of $1,036,321 for which no new leases were signed.

(d)         Represents 0.05% or less.

(e)          Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	20,115,544
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	485,648
Square footage unleased	3,414,560
Total net rentable square footage (does not include land leases)	24,015,752

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

All Consolidated Properties

The following table sets forth a schedule of lease expirations for all consolidated properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2015 (c)
Core	22	83,971	0.4	2,279,387	27.14	0.4
Flex	10	57,617	0.3	662,874	11.50	0.1
Non-Core	10	58,982	0.3	867,101	14.70	0.2
TOTAL — 2015	42	200,570	1.0	3,809,362	18.99	0.7

2016
Core	130	792,814	3.9	20,015,960	25.25	4.1
Waterfront	8	51,709	0.3	1,849,660	35.77	0.4
Flex	71	479,489	2.4	6,515,603	13.59	1.4
Non-Core	71	400,360	2.0	10,120,344	25.28	2.1
TOTAL — 2016	280	1,724,372	8.6	38,501,567	22.33	8.0

2017
Core	124	1,292,712	6.4	28,421,755	21.99	5.9
Waterfront	27	1,118,638	5.6	35,746,547	31.96	7.4
Flex	80	663,315	3.3	9,022,112	13.60	1.9
Non-Core	76	689,900	3.4	17,834,037	25.85	3.7
TOTAL — 2017	307	3,764,565	18.7	91,024,451	24.18	18.9

2018
Core	114	788,081	3.9	20,918,657	26.54	4.3
Waterfront	12	457,848	2.3	15,436,725	33.72	3.2
Flex	93	1,055,584	5.3	13,375,022	12.67	2.8
Non-Core	70	568,440	2.8	16,774,455	29.51	3.5
TOTAL — 2018	289	2,869,953	14.3	66,504,859	23.17	13.8

2019
Core	110	1,151,352	5.7	29,433,586	25.56	6.1
Waterfront	12	83,433	0.4	2,925,469	35.06	0.6
Flex	65	860,840	4.3	11,951,762	13.88	2.5
Non-Core	55	326,640	1.6	7,566,952	23.17	1.6
TOTAL — 2019	242	2,422,265	12.0	51,877,769	21.42	10.8

2020
Core	108	909,657	4.4	21,822,673	23.99	4.5
Waterfront	8	70,779	0.4	2,478,369	35.02	0.5
Flex	49	421,576	2.1	5,687,063	13.49	1.2
Non-Core	45	274,349	1.4	6,704,310	24.44	1.4
TOTAL — 2020	210	1,676,361	8.3	36,692,415	21.89	7.6

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2021
Core	60	568,206	2.8	15,090,939	26.56	3.2
Waterfront	14	356,904	1.8	11,683,934	32.74	2.4
Flex	27	265,530	1.3	3,823,953	14.40	0.8
Non-Core	41	296,847	1.5	7,717,575	26.00	1.6
TOTAL — 2021	142	1,487,487	7.4	38,316,401	25.76	8.0

2022
Core	52	478,260	2.3	12,794,207	26.75	2.7
Waterfront	11	251,791	1.3	7,319,219	29.07	1.5
Flex	21	182,422	0.9	2,517,807	13.80	0.5
Non-Core	21	192,713	1.0	4,588,346	23.81	1.0
TOTAL — 2022	105	1,105,186	5.5	27,219,579	24.63	5.7

2023
Core	27	400,604	2.0	11,934,606	29.79	2.5
Waterfront	8	325,544	1.6	10,057,848	30.90	2.1
Flex	14	234,006	1.2	3,209,008	13.71	0.7
Non-Core	16	204,575	1.0	4,949,137	24.19	1.0
TOTAL — 2023	65	1,164,729	5.8	30,150,599	25.89	6.3

2024
Core	33	601,761	3.0	14,846,096	24.67	3.1
Waterfront	6	166,111	0.8	5,852,227	35.23	1.2
Flex	9	175,196	0.9	2,466,309	14.08	0.5
Non-Core	11	142,223	0.7	3,980,803	27.99	0.8
TOTAL — 2024	59	1,085,291	5.4	27,145,435	25.01	5.6

2025
Core	12	238,245	1.2	6,581,401	27.62	1.4
Waterfront	3	84,013	0.4	2,713,494	32.30	0.6
Flex	12	204,851	1.0	2,619,906	12.79	0.5
Non-Core	5	111,228	0.6	2,560,153	23.02	0.5
TOTAL — 2025	32	638,337	3.2	14,474,954	22.68	3.0

2026 and thereafter
Core	19	705,286	3.5	16,525,457	23.43	3.4
Waterfront	20	644,789	3.2	20,352,478	31.56	4.2
Flex	8	86,914	0.4	1,347,762	15.51	0.3
Non-Core	14	539,439	2.7	17,730,697	32.87	3.7
TOTAL — 2026 and thereafter	61	1,976,428	9.8	55,956,394	28.31	11.6

Totals/Weighted Average	1,834	20,115,544	100.0	481,673,785	23.95	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Core Properties

The following table sets forth a schedule of lease expirations for the core properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2015	22	83,971		1.0	2,279,387	27.14	1.1

2016	130	792,814		9.9	20,015,960	25.25	10.0

2017	124	1,292,712		16.1	28,421,755	21.99	14.2

2018	114	788,081		9.8	20,918,657	26.54	10.4

2019	110	1,151,352		14.4	29,433,586	25.56	14.7

2020	108	909,657		11.4	21,822,673	23.99	10.9

2021	60	568,206		7.1	15,090,939	26.56	7.5

2022	52	478,260		6.0	12,794,207	26.75	6.4

2023	27	400,604		5.0	11,934,606	29.79	5.9

2024	33	601,761		7.5	14,846,096	24.67	7.4

2025	12	238,245		3.0	6,581,401	27.62	3.3

2026 and thereafter	19	705,286		8.8	16,525,457	23.43	8.2
Totals/Weighted Average	811	8,010,949	(c)	100.0	200,664,724	25.05	100.0

(a)         Includes tenants of core properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)         Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Includes office/flex tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(c)          Includes leases expiring September 30, 2015 aggregating 11,571 square feet and representing annualized rent of $325,701 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Waterfront Properties

The following table sets forth a schedule of lease expirations for the waterfront properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2015	—	—	—	—	—	—

2016	8	51,709	1.3	1,849,660	35.77	1.7

2017	27	1,118,638	31.0	35,746,547	31.96	30.7

2018	12	457,848	12.7	15,436,725	33.72	13.3

2019	12	83,433	2.3	2,925,469	35.06	2.5

2020	8	70,779	2.0	2,478,369	35.02	2.1

2021	14	356,904	9.9	11,683,934	32.74	10.0

2022	11	251,791	7.0	7,319,219	29.07	6.3

2023	8	325,544	9.0	10,057,848	30.90	8.6

2024	6	166,111	4.6	5,852,227	35.23	5.0

2025	3	84,013	2.3	2,713,494	32.30	2.3

2026 and thereafter	20	644,789	17.9	20,352,478	31.56	17.5
Totals/Weighted Average	129	3,611,559	100.0	116,415,970	32.23	100.0

(a)         Includes tenants of waterfront properties only. Excludes leases for amenity, retail, parking and month-to-month industrial/warehouse tenants. Some tenants have multiple leases.

(b)         Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, the historical results may differ from those set forth above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Flex Properties

The following table sets forth a schedule of lease expirations for the flex properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2015	10	57,617		1.1	662,874	11.50	1.0

2016	71	479,489		10.2	6,515,603	13.59	10.2

2017	80	663,315		14.2	9,022,112	13.60	14.3

2018	93	1,055,584		22.5	13,375,022	12.67	21.2

2019	65	860,840		18.4	11,951,762	13.88	18.9

2020	49	421,576		9.0	5,687,063	13.49	9.0

2021	27	265,530		5.7	3,823,953	14.40	6.1

2022	21	182,422		3.9	2,517,807	13.80	4.0

2023	14	234,006		5.0	3,209,008	13.71	5.1

2024	9	175,196		3.7	2,466,309	14.08	3.9

2025	12	204,851		4.4	2,619,906	12.79	4.2

2026 and thereafter	8	86,914		1.9	1,347,762	15.51	2.1
Totals/Weighted Average	459	4,687,340	(c)	100.0	63,199,181	13.48	100.0

(a)         Includes tenants of flex properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)         Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)          Includes leases expiring September 30, 2015 aggregating 953 square feet and representing annualized rent of $17,154 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Non-Core Properties

The following table sets forth a schedule of lease expirations for the non-core properties beginning October 1, 2015, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2015	10	58,982		1.6	867,101	14.70	0.9

2016	71	400,360		10.5	10,120,344	25.28	10.0

2017	76	689,900		18.1	17,834,037	25.85	17.6

2018	70	568,440		14.9	16,774,455	29.51	16.5

2019	55	326,640		8.6	7,566,952	23.17	7.5

2020	45	274,349		7.2	6,704,310	24.44	6.6

2021	41	296,847		7.8	7,717,575	26.00	7.6

2022	21	192,713		5.1	4,588,346	23.81	4.5

2023	16	204,575		5.4	4,949,137	24.19	4.9

2024	11	142,223		3.7	3,980,803	27.99	3.9

2025	5	111,228		2.9	2,560,153	23.02	2.5

2026 and thereafter	14	539,439		14.2	17,730,697	32.87	17.5
Totals/Weighted Average	435	3,805,696	(c)	100.0	101,393,910	26.64	100.0

(a)               Includes tenants of non-core properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)               Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)                Includes leases expiring September 30, 2015 aggregating 51,702 square feet and representing annualized rent of $693,466 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

FINANCIAL INFORMATION

Mack-Cali Realty Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Base rents	$119,707	$125,793	$364,746	$393,054
Escalations and recoveries from tenants	15,050	19,172	49,291	61,736
Real estate services	7,510	7,622	22,555	21,323
Parking income	2,749	2,255	8,141	6,605
Other income	1,142	647	3,707	2,667
Total revenues	146,158	155,489	448,440	485,385

EXPENSES
Real estate taxes	19,143	22,154	63,005	69,880
Utilities	13,172	15,701	44,146	58,555
Operating services	24,535	26,519	78,607	83,581
Real estate services expenses	6,673	6,933	19,520	20,213
General and administrative	13,670	12,665	36,669	49,219
Depreciation and amortization	44,099	41,983	127,266	131,679
Impairments	164,176	—	164,176	—
Total expenses	285,468	125,955	533,389	413,127
Operating income (loss)	(139,310)	29,534	(84,949)	72,258

OTHER (EXPENSE) INCOME
Interest expense	(24,689)	(27,353)	(78,677)	(85,458)
Interest and other investment income	5	908	563	2,216
Equity in earnings (loss) of unconsolidated joint ventures	3,135	(1,268)	(2,723)	(2,060)
Realized gains (losses) on disposition of rental property, net	18,718	264	53,261	54,848
Gain on sale of investment in unconsolidated joint ventures	—	—	6,448	—
Total other (expense) income	(2,831)	(27,449)	(21,128)	(30,454)
Net income (loss)	(142,141)	2,085	(106,077)	41,804
Noncontrolling interest in consolidated joint ventures	(281)	145	582	757
Noncontrolling interest in Operating Partnership	15,530	(248)	11,461	(4,754)
Net income (loss) available to common shareholders	$(126,892)	$1,982	$(94,034)	$37,807

Basic earnings per common share:
Net income (loss) available to common shareholders	$(1.42)	$0.02	$(1.05)	$0.43

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(1.42)	$0.02	$(1.05)	$0.43

Basic weighted average shares outstanding	89,249	88,875	89,229	88,621

Diluted weighted average shares outstanding	100,172	100,052	100,236	100,014

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Mack-Cali Realty Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per share amounts)(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Rental property
Land and leasehold interests	$706,122	$760,855
Buildings and improvements	3,619,200	3,753,300
Tenant improvements	398,812	431,969
Furniture, fixtures and equipment	13,582	12,055
	4,737,716	4,958,179
Less — accumulated depreciation and amortization	(1,434,603)	(1,414,305)

Net investment in rental property	3,303,113	3,543,874
Cash and cash equivalents	30,866	29,549
Investments in unconsolidated joint ventures	299,486	247,468
Unbilled rents receivable, net	118,466	123,885
Deferred charges, goodwill and other assets, net	200,723	204,650
Restricted cash	40,068	34,245
Accounts receivable, net of allowance for doubtful accounts of $1,579 and $2,584	9,180	8,576

Total assets	$4,001,902	$4,192,247

Liabilities and Equity
Senior unsecured notes	$1,268,568	$1,267,744
Revolving credit facility	35,000	—
Mortgages, loans payable and other obligations	740,024	820,910
Dividends and distributions payable	15,582	15,528
Accounts payable, accrued expenses and other liabilities	136,673	126,971
Rents received in advance and security deposits	47,645	52,146
Accrued interest payable	27,413	26,937
Total liabilities	2,270,905	2,310,236
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 89,310,243 and 89,076,578 shares outstanding	893	891
Additional paid-in capital	2,565,143	2,560,183
Dividends in excess of net earnings	(1,070,456)	(936,293)
Total Mack-Cali Realty Corporation stockholders’ equity	1,495,580	1,624,781

Noncontrolling interests in subsidiaries:
Operating Partnership	180,691	202,173
Consolidated joint ventures	54,726	55,057
Total noncontrolling interests in subsidiaries	235,417	257,230

Total equity	1,730,997	1,882,011

Total liabilities and equity	$4,001,902	$4,192,247

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Mack-Cali Realty Corporation and Subsidiaries

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(126,892)	$1,982	$(94,034)	$37,807
Add (deduct): Noncontrolling interest in Operating Partnership	(15,530)	248	(11,461)	4,754
Real estate-related depreciation and amortization on continuing operations (a)	48,503	46,071	142,168	140,810
Impairments	164,176	—	164,176	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(18,718)	(264)	(53,261)	(54,848)
Gain on sale of investment in unconsolidated joint ventures	—	—	(6,448)	—
Funds from operations available to common shareholders (b)	$51,539	$48,037	$141,140	$128,523

Diluted weighted average shares/units outstanding (c)	100,172	100,052	100,236	100,014

Funds from operations per share/unit-diluted	$0.51	$0.48	$1.41	$1.29

Dividends declared per common share	$0.15	$0.15	$0.45	$0.60

(a)

Includes the Company’s share from unconsolidated joint ventures of $4,845 and $4,181 for the three months ended September 30, 2015 and 2014, respectively, and $15,828 and $9,396 for the nine months ended September 30, 2015 and 2014, respectively. Excludes non-real estate-related depreciation and amortization of $238 and $93 for the three months ended September 30, 2015 and 2014, respectively, and $723 and $265 for the nine months ended September 30, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” below.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,923 and 11,120 shares for the three months ended September 30, 2015 and 2014, respectively, and 11,008 and 11,334 for the nine months ended September 30, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(1.42)	$0.02	$(1.05)	$0.43
Add: Impairments	1.64	—	1.64	—
Real estate-related depreciation and amortization on continuing operations (a)	0.48	0.46	1.42	1.41
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.19)	—	(0.53)	(0.55)
Gain on sale of investment in unconsolidated joint ventures	—	—	(0.06)	—
Noncontrolling interest/rounding adjustment	—	—	(0.01)	—
Funds from operations (b)	$0.51	$0.48	$1.41	$1.29

Add: Net effect of unusual electricity rate spikes	$—	$—	$—	$0.05
Executives severance costs	—	—	—	0.11
Noncontrolling interests/rounding adjustment	—	—	—	(0.01)
FFO excluding certain items	$0.51	$0.48	$1.41	$1.44

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.04 for the three months ended September 30, 2015 and 2014, respectively, and $0.16 and $0.09 for the nine months ended September 30, 2015 and 2014, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” below.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,293 and 11,120 shares for the three months ended September 30, 2015 and 2014, respectively, and 11,008 and 11,334 for the nine months ended September 30, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Information About FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Summary of Debt

(as of September 30, 2015)

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,268,568	62.08%	4.88%		4.41
Fixed Rate Secured Debt	597,185	29.22%	7.13%		2.78
Variable Rate Secured Debt	142,839	6.99%	3.87%		1.25
Variable Rate Unsecured Debt	35,000	1.71%	1.51%		1.83

Totals/Weighted Average:	$2,043,592	100.00%	5.41	%(b)	3.67

(a)         The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.20 percent as of September 30, 2015, plus the applicable spread.

(b)         Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $0.8 million and $2.4 million for the three and nine months ended September 30, 2015.

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
October 1 - December 31, 2015	$2,054	$113,615	$115,669	6.82%
2016	8,125	304,433	312,558	6.38%
2017 (b)	7,275	432,719	439,994	3.88%
2018	7,311	231,536	238,847	6.67%
2019	723	331,566	332,289	7.44%
Thereafter	6,328	605,206	611,534	4.13%
Sub-total	31,816	2,019,075	2,050,891
Adjustment for unamortized debt discount/premium and mark-to-market, net, as of September 30, 2015	(7,299)	—	(7,299)

Totals/Weighted Average:	$24,517	$2,019,075	$2,043,592	5.41	%(c)

(a)         The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.20 percent as of September 30, 2015, plus the applicable spread.

(b)         Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $35 million which matures in 2017 with two six-month extension options with the payment of a fee.

(c)          Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $0.8 million and $2.4 million for the three and nine months ended September 30, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Debt Detail

(dollars in thousands)

		Effective		September 30,	December 31,		Date of
Property Name	Lender	Interest Rate		2015	2014		Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%		$200,029	$200,086		01/15/16
2.500%, Senior Unsecured Notes	public debt	2.803%		249,372	249,150		12/15/17
7.750%, Senior Unsecured Notes	public debt	8.017%		249,173	249,013		08/15/19
4.500%, Senior Unsecured Notes	public debt	4.612%		299,609	299,565		04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%		270,385	269,930		05/15/23
Total Senior Unsecured Notes:				$1,268,568	$1,267,744

Revolving Credit Facilities:
Unsecured Facility (b)	17 Lenders	LIBOR+1.300%		$35,000	—		07/31/17
Total Revolving Credit Facilities:				$35,000	—

Property Mortgages: (c)
Overlook Ridge-Sites III D, III C, III A (d)	Wells Fargo Bank N.A.	LIBOR+3.50%		—	$17,260		—
Overlook Ridge-Site II B (Quarrystone I) (d)	Wells Fargo Bank N.A.	LIBOR+2.50%		—	5,787		—
10 Independence (e)	Wells Fargo CMBS	10.260%		—	16,924		—
4 Sylvan (f)	Wells Fargo CMBS	10.260%		—	14,575		—
210 Clay (g)	Wells Fargo CMBS	18.100%		—	13,330		—
5 Becker (h)	Wells Fargo CMBS	19.450%		—	13,867		—
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview (i)	Wells Fargo CMBS	10.260%		$65,035	65,035		08/11/14	(j)
9200 Edmonston Road	Principal Commercial Funding, L.L.C.	5.534%		3,809	3,951		05/01/15	(k)
Port Imperial South	Wells Fargo Bank N.A.	LIBOR+1.75%		44,771	44,119		11/18/15
4 Becker	Wells Fargo CMBS	9.550%		39,914	39,421		05/11/16
Curtis Center (l)	CCRE & PREFG	LIBOR+5.912%	(o)	64,000	64,000		10/09/16
Various (m)	Prudential Insurance	6.332%		144,037	145,557		01/15/17
150 Main Street	Webster Bank	LIBOR+2.35%		6,568	1,193	(q)	03/30/17
23 Main Street	JPMorgan CMBS	5.587%		28,713	29,210		09/01/18
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		218,717	221,563		11/01/18
100 Walnut Avenue	Guardian Life Ins. Co.	7.311%		18,342	18,542		02/01/19
One River Center (n)	Guardian Life Ins. Co.	7.311%		42,018	42,476		02/01/19
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872%	(p)	27,500	27,500		04/10/19
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000		12/01/21
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600		12/01/29
Total Mortgages, Loans Payable and Other Obligations:				$740,024	$820,910

Total Debt:				$2,043,592	$2,088,654

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)

Total borrowing capacity under the facility is $600 million, is expandable to $1 billion and matures in July 2017. It has two six-month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(c)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(d)	On March 27, 2015, the Company repaid these loans at par, using borrowings on the Company’s unsecured revolving credit facility.
(e)	On May 27, 2015, the Company transferred the deed for 10 Independence Boulevard to the lender in satisfaction of its obligation.
(f)	On June 11, 2015, the Company transferred the deed for 4 Sylvan Way to the lender in satisfaction of its obligation.
(g)	On July 21, 2015, the Company transferred the deed for 210 Clay to the lender in satisfaction of its obligation.
(h)	On August 24, 2015, the Company transferred the deed for 5 Becker to the lender in satisfaction of its obligation.
(i)	Mortgage is cross collateralized by the four properties.
(j)	The loan was not repaid at maturity and the Company has begun discussions with the lender regarding potential options in satisfaction of the obligation.
(k)

Excess cash flow, as defined, is being held by the lender for re-leasing costs.  The deed for the property was placed in escrow and is available to the lender in the event of default or non-payment at maturity.  The mortgage loan was not repaid at maturity on May 1, 2015.  The Company is in discussions with the lender regarding a further extension of the loan.

(l)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property.  The Company’s $64.0 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.501 percent at September 30, 2015 and its 50 percent interest in a $26 million mezzanine loan (with a maximum borrowing capacity of $48 million) with a current rate of 9.707 percent at September 30, 2015.  The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points.  The Company has entered into LIBOR caps for the periods of the loans.  The loans provide for three one-year extension options.

(m)	Mortgage is cross collateralized by seven properties. The Company has agreed, subject to certain conditions, to guarantee repayment of $61.1 million of the loan.
(n)	Mortgage is collateralized by the three properties comprising One River Center.
(o)	The effective interest rate includes amortization of deferred financing costs of 1.362 percent.
(p)	The effective interest rate includes amortization of deferred financing costs of 0.122 percent.
(q)	This construction loan has a maximum borrowing capacity of $28.8 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Unconsolidated Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as of September 30, 2015 and December 31, 2014, respectively: (dollars in thousands)

	September 30,	December 31,
	2015	2014
Assets:
Rental property, net	$1,602,899	$1,534,812
Other assets	460,762	398,222
Total assets	$2,063,661	$1,933,034
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,246,582	$1,060,020
Other liabilities	228,045	211,340
Partners’/members’ capital	589,034	661,674
Total liabilities and partners’/members’ capital	$2,063,661	$1,933,034

The following is a summary of the Company’s investment in unconsolidated joint ventures as of September 30, 2015 and December 31, 2014, respectively: (dollars in thousands)

	September 30,	December 31,
Entity/Property Name	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,686	$15,779
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	1,237	2,161
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (e)	—	62
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (c)	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	5,810	6,029
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (c)	2,261	2,524
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (c)	274	955
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	27,716	27,051
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (c)	—	1,747
PruRose Port Imperial South 13, LLC / RiverParc at Port Imperial (c)	—	1,087
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,800
RoseGarden Marbella South, L.L.C./ Marbella II	15,946	11,282
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,575	4,744
Capitol Place Mezz LLC / Station Townhouses	47,156	49,327
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	95,978	34,954
RoseGarden Monaco, L.L.C./ San Remo Land	1,325	1,283
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,073	3,963
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	5,730	5,620
BNES Associates III / Offices at Crystal Lake	2,126	1,993
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	1,962	1,962
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	4,376	6,140
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	56,441	59,911
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	3,969	4,022
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,776	1,828
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	—	—
Other	1,054	907
Company’s investment in unconsolidated joint ventures	$299,486	$247,468

(a)         Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.

(b)         The negative investment balance for this joint venture of $1,419 and $1,854 as of September 30, 2015 and December 31, 2014, respectively, were included in accounts payable, accrued expenses and other liabilities.

(c)          The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)         Includes Company’s pari-passu interests in five properties.

(e)          Company’s interests in the unconsolidated joint ventures were sold during the quarter ended September 30, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three and nine months ended September 30, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total revenues	$82,586	$80,711	$238,138	$224,822
Operating and other expenses	(55,969)	(58,684)	(169,278)	(173,642)
Depreciation and amortization	(16,823)	(15,134)	(51,632)	(31,715)
Interest expense	(14,622)	(11,296)	(39,280)	(26,423)
Net loss	$(4,828)	$(4,403)	$(22,052)	$(6,958)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three and nine months ended September 30, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Entity/Property Name	2015	2014	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$64	$3	$186	$(13)
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(295)	(249)	(924)	(764)
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (a)	—	(221)	(62)	(639)
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	—	—	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(93)	(90)	(277)	(264)
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (a)	(16)	(217)	(263)	(155)
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	(151)	(615)	(681)	(1,766)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—	—	(203)
Crystal House Apartments Investors LLC / Crystal House	(44)	68	(41)	(206)
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	(379)	(228)	(1,736)	(661)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	(257)	(220)	(988)	(638)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(85)	(173)	(394)	(518)
RoseGarden Marbella South, L.L.C./ Marbella II	—	—	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—	—	(15)
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(54)	—	(377)	—
Capitol Place Mezz LLC / Station Townhouses	(1,454)	—	(2,642)	—
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	—	—	(212)
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(12)	—	(32)	(54)
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	110	101	332	306
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	38	22	110	165
BNES Associates III / Offices at Crystal Lake	13	127	133	273
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	—	(5)	(5)
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	(37)	(412)	(800)	(1,548)
Keystone-Penn (a)	3,663	—	3,663	—
Keystone-TriState (a)	(173)	(733)	(1,763)	(733)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	327	113	755	364
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	102	74	258	220
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(17)	(34)	(52)	(81)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,151	583	1,934	1,874
Stamford SM LLC / Senior Mezzanine Loan	—	493	—	2,337
Other	734	340	943	876
Company’s equity in earnings (loss) of unconsolidated joint ventures	$3,135	$(1,268)	$(2,723)	$(2,060)

(a)               The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three and nine months ended September 30, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Entity/Property Name	2015	2014	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$327	$255	$961	$734
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	19	(16)	15	(65)
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (a)	—	4	6	34
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	—	—	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	2	4	6	17
Overlook Ridge JV, L.L.C./ Quarrystone at Overlook Ridge (a)	—	—	—	—
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (a)	315	(49)	755	50
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	78	(355)	4	(1,150)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	118	—	237	(167)
Crystal House Apartments Investors LLC / Crystal House	249	361	838	673
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	(125)	(228)	(970)	(661)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	(257)	(220)	(875)	(638)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(85)	(173)	(394)	(518)
RoseGarden Marbella South, L.L.C./ Marbella II	—	—	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	33	—	34	(15)
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	43	—	(98)	—
Capitol Place Mezz LLC / Station Townhouses	(761)	—	(1,255)	—
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	—	—	(212)
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(12)	—	(32)	(54)
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	227	217	681	655
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	104	106	309	417
BNES Associates III / Offices at Crystal Lake	51	151	219	420
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	—	(5)	(5)
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	(123)	(239)	(522)	(969)
Keystone-Penn (a)	3,663	—	3,663	—
Keystone-TriState (a)	121	(605)	505	(605)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	1,246	1,448	3,565	1,813
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	108	80	275	237
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	4	(13)	11	(19)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,901	1,352	4,229	4,150
Stamford SM LLC / Senior Mezzanine Loan	—	493	—	2,338
Other	734	340	943	876
Company’s funds from operations of unconsolidated joint ventures	$7,980	$2,913	$13,105	$7,336

(a)   The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Portfolio Breakdown

(dollars in thousands)

As of September 30, 2015

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	6	1,301
Unconsolidated Joint Venture Interests:
Participating JVs	1	798
Subordinated Interests	8	2,570
Total Stabilized Operating Communities-included in Property Count:	15	4,669

Communities in Lease-Up:
Unconsolidated Joint Venture Interests:
Participating JVs	2	519
Subordinated Interests	2	456
Total Properties in Lease-Up-Multi-Family-included in Property Count:	4	975

Development Communities:
Consolidated Properties	3	637		786
Unconsolidated Joint Venture Interests:
Participating JVs	3	1,438
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	6	2,075		786

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	10,901

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	216		24,015,752	850
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	255		29,694,107	850

Total Land Holdings/Pre-Development-Office	—		5,348,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Consolidated Operating Portfolio Analysis (a)

(as of September 30, 2015)

Breakdown by Number of Properties

PROPERTY TYPE:

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	87	39.2%	48	21.6%	—	—	1	0.5%	—	—	3	1.3%	139	62.6%
New York	13	5.8%	41	18.5%	6	2.7%	2	0.9%	2	0.9%	—	—	64	28.8%
Connecticut	—	—	5	2.2%	—	—	—	—	—	—	—	—	5	2.2%
Wash., D.C./Maryland	10	4.5%	—	—	—	—	—	—	1	0.5%	—	—	11	5.0%
Massachusetts	—	—	—	—	—	—	—	—	—	—	3	1.4%	3	1.4%
TOTALS By Type:	110	49.5%	94	42.3%	6	2.7%	3	1.4%	3	1.4%	6	2.7%	222	100.0%

(a)               Excludes 52 operating properties, aggregating approximately 5.7 million of commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

Breakdown by Square Footage for Commercial Properties

PROPERTY TYPE:

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	15,838,956	66.0%	2,167,931	9.0%	—	—	16,736	0.1%	18,023,623	75.1%
New York	1,666,876	6.9%	2,348,812	9.8%	387,400	1.6%	17,300	0.1%	4,420,388	18.4%
Connecticut	—	—	273,000	1.1%	—	—	—	—	273,000	1.1%
Wash., D.C./Maryland	1,292,807	5.4%	—	—	—	—	—	—	1,292,807	5.4%
TOTALS By Type:	18,798,639	78.3%	4,789,743	19.9%	387,400	1.6%	34,036	0.2%	24,009,818	100.0%

(a)               Excludes six consolidated operating multi-family properties, aggregating 1,301 apartment homes; as well as 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Consolidated Operating Portfolio Analysis (a)

(12 Months ended September 30, 2015)

Breakdown by Base Rental Revenue (b)

(Dollars in thousands)

PROPERTY TYPE:

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$319,818	67.3%	$17,794	3.7%	—	—	—	—	—	—	$7,184	1.5%	$344,796		72.5%
New York	43,961	9.2%	33,330	7.0%	$4,434	0.9%	$305	0.1%	$352	0.1%	—	—	82,382		17.3%
Connecticut	—	—	4,110	0.9%	—	—	—	—	—	—	—	—	4,110		0.9%
Wash., D.C./Maryland	27,923	5.9%	—	—	—	—	—	—	153	—	—	—	28,076		5.9%
Massachusetts	—	—	—	—	—	—	—	—	—	—	15,938	3.4%	15,938		3.4%
TOTALS By Type:	$391,702	82.4%	$55,234	11.6%	$4,434	0.9%	$305	0.1%	$505	0.1%	$23,122	4.9%	$475,302	(c)	100.0%

(a)                           Excludes 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

(b)                           Total base rent for the 12 months ended September 30, 2015, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(c)                            Excludes $13.1 million from properties which were sold during the 12 months ended September 30, 2015.

Breakdown by Percentage Leased for Commercial Properties

PROPERTY TYPE:

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	84.2%	90.3%	—	52.2%	84.9%
New York	90.9%	92.2%	97.9%	100.0%	92.2%
Connecticut	—	96.3%	—	—	96.3%
Washington, D.C./ Maryland	74.1%	—	—	—	74.1%

WEIGHTED AVG. By Type:	84.1%	91.6%	97.9%	76.5%	85.8%

(a)                           Excludes six consolidated operating multi-family properties, aggregating 1,301 apartment homes; as well as 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring September 30, 2015, aggregating 64,226 square feet for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

OFFICE PORTFOLIO - POTENTIAL

Summary of Development Projects

(dollars in thousands)

As of September 30, 2015

			Costs		Estimated
			Incurred	Total	Initial
			Through	Estimated	Delivery
Property	Location	Type	09/30/15	Costs	Date
Consolidated;
Wegmans Food Markets	Hanover, NJ	Retail pad/Land Lease	$13,926	$28,652	1Q-2017

Total In-Process Development Projects:			$13,926	$28,652

Summary of Land Holdings

As of September 30, 2015

			Potential
			Commercial
Property	Location	State	Square Feet (a)	Type of Space
Office:
Capital Office Park	Greenbelt	MD	595,000	Office
Eastpoint II	Lanham	MD	122,000	Office/Hotel
3 & 5 AAA Drive (b)	Hamilton Township	NJ	112,000	Office
6 AAA Drive	Hamilton Township	NJ	32,000	Office
2 South Gold Drive (c)	Hamilton Township	NJ	75,000	Office
Hillsborough 206 (d)	Hillsborough	NJ	160,000	Office
Plaza VIII and IX Associates, L.L.C. (d)	Jersey City	NJ	1,225,000	Office
Harborside	Jersey City	NJ	1,067,000	Office
3 Campus Drive	Parsippany	NJ	124,000	Office
Mack-Cali Business Campus	Parsippany & Hanover	NJ	150,000	Office/Retail
Princeton Metro	West Windsor	NJ	97,000	Office
Princeton Overlook II	West Windsor	NJ	149,500	Office
Mack-Cali Princeton Executive Park	West Windsor	NJ	760,000	Office/Hotel
Total Office:			4,668,500

Office/Flex:
Horizon Center	Hamilton Township	NJ	68,000	Office/Flex/Retail
Mack-Cali Commercenter	Totowa	NJ	30,000	Office/Flex
Mid-Westchester Executive Park	Hawthorne	NY	82,250	Office/Flex
South Westchester Executive Park (e)	Yonkers	NY	350,000	Office/Flex
South Westchester Executive Park	Yonkers	NY	50,000	Office/Flex
Total Office/Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (e)	Elmsford	NY	100,000	Industrial/Warehouse
Total Warehouse:			100,000

Total			5,348,750

(a)         Amount of square feet is subject to change.

(b)         This land parcel also includes an existing office building totaling 35,270 square feet.

(c)          This land parcel also includes an existing office building totaling 33,962 square feet.

(d)         Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(e)          Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Significant Commercial Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of September 30, 2015, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

DB Services New Jersey, Inc.	2	12,335,217	2.6	409,166	2.0	2017
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.3	388,651	1.9	(b)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	10,540,716	2.2	282,606	1.4	(c)
United States of America-GSA	12	9,357,707	1.9	287,169	1.4	(d)
Forest Research Institute, Inc.	1	9,070,892	1.9	215,659	1.1	2017
Montefiore Medical Center	7	7,420,328	1.5	314,049	1.6	(e)
ICAP Securities USA, LLC	1	6,975,342	1.4	159,834	0.8	2017
KPMG, LLP	3	6,477,972	1.3	224,364	1.1	(f)
Daiichi Sankyo, Inc.	1	6,277,788	1.3	171,900	0.9	2022
TD Ameritrade Online Holdings	1	6,223,323	1.3	188,776	0.9	2020
Merrill Lynch Pierce Fenner	1	5,883,780	1.2	294,189	1.5	2017
New Cingular Wireless PCS, LLC	2	4,841,564	1.0	212,816	1.1	2018
HQ Global Workplaces, LLC	15	4,796,929	1.0	248,544	1.2	(g)
Vonage America, Inc.	1	4,515,000	0.9	350,000	1.7	2017
CohnReznick, LLP	2	4,333,954	0.9	155,056	0.8	(h)
Arch Insurance Company	1	4,005,563	0.8	106,815	0.5	2024
AECOM Technology Corporation	1	3,707,752	0.8	91,414	0.5	2029
Morgan Stanley Smith Barney	3	3,665,965	0.8	129,896	0.6	(i)
UBS Financial Services, Inc.	3	3,606,759	0.7	127,429	0.6	(j)
Allstate Insurance Company	5	3,194,396	0.7	135,816	0.7	(k)
SunAmerica Asset Management, LLC	1	3,167,756	0.7	69,621	0.3	2018
Alpharma, LLC	1	3,142,580	0.7	112,235	0.6	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.6	100,759	0.5	2023
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.7	2024
E*Trade Financial Corporation	1	2,930,757	0.6	106,573	0.5	2022
Natixis North America, Inc.	1	2,823,569	0.6	89,907	0.4	2021
AAA Mid-Atlantic, Inc.	2	2,779,829	0.6	129,784	0.6	(l)
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.3	2027
Plymouth Rock Management Company of New Jersey	2	2,703,752	0.6	106,618	0.5	2020
Connell Foley, LLP	2	2,689,686	0.6	97,822	0.5	(m)
United Water Management & Services, Inc.	1	2,618,100	0.5	116,360	0.6	2035
New Jersey Turnpike Authority	1	2,605,798	0.5	100,223	0.5	2017
Continental Casualty Company	2	2,596,584	0.5	94,224	0.5	(n)
Lowenstein Sandler LLP	1	2,565,602	0.5	98,677	0.5	2017
Bunge Management Services, Inc.	1	2,372,387	0.5	91,509	0.5	(o)
Movado Group, Inc.	1	2,359,824	0.5	98,326	0.5	2018
Bozzuto & Associates, Inc.	1	2,359,542	0.5	104,636	0.5	2025
Herzfeld & Rubin, P.C.	1	2,337,363	0.5	56,322	0.3	2030
AMTrust Financial Services, Inc.	1	2,306,760	0.5	76,892	0.4	2023
Savvis Communications Corporation	1	2,287,168	0.5	71,474	0.4	2025
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.4	2017
Barr Laboratories, Inc.	1	2,209,107	0.5	89,510	0.4	2016
Sumitomo Mitsui Banking Corp.	2	2,170,167	0.5	71,153	0.4	2021
New Jersey City University	1	2,084,614	0.4	68,348	0.3	2035
Sun Chemical Management, LLC	1	2,034,798	0.4	66,065	0.3	2019
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Jeffries, LLC	1	1,945,653	0.4	62,763	0.3	2023
American General Life Insurance Company	1	1,854,975	0.4	74,199	0.4	2024
Bressler, Amery & Ross, P.C.	1	1,766,850	0.4	70,674	0.4	2023
Withum Smith + Brown	3	1,740,738	0.3	64,165	0.3	(p)
Totals		201,990,331	41.9	7,139,978	35.5

See footnotes on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

(a)

Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)	271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(c)	20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
(d)

13,893 square feet expire in 2015; 56,270 square feet expire in 2016; 147,606 square feet expire in 2018; 28,102 square feet expire in 2020; 21,596 square feet expire in 2022; 19,702 square feet expire in 2023.

(e)

43,047 square feet expire in 2016; 59,302 square feet expire in 2017; 36,385 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(f)	88,652 square feet expire in 2017; 81,371 square feet expire in 2019; 54,341 square feet expire in 2026.
(g)

4,424 square feet expire in 2015; 12,407 square feet expire in 2017; 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 105,646 square feet expire in 2024; 15,408 square feet expire in 2027.

(h)	1,021 square feet expire in 2018; 154,035 square feet expire in 2020.
(i)	26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.
(j)	42,360 square feet expire in 2016; 13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.
(k)	4,014 square feet expire in 2016; 75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet in 2019.
(l)	9,784 square feet expire in 2017; 120,000 square feet expire in 2027.
(m)	7,116 square feet expire in 2015; 77,719 square feet expire in 2016; 12,987 square feet expire in 2026.
(n)	19,416 square feet expire in 2016; 74,808 square feet expire in 2031.
(o)	25,206 square feet expire in 2016; 66,303 square feet expire in 2025.
(p)	5,427 square feet expire in 2015; 58,738 square feet expire in 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Tenant Size Distribution

All Consolidated Commercial Properties

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	412	25.2	591,187	2.9	14,603,574	3.1
2,501 - 10,000	734	45.0	3,825,737	19.0	84,048,511	17.4
10,001 - 20,000	264	16.2	3,754,715	18.7	79,509,271	16.5
20,001 - 40,000	121	7.4	3,382,793	16.8	80,102,126	16.6
40,001 - 100,000	85	5.2	5,486,189	27.3	134,421,755	27.9
Greater than 100,000	17	1.0	3,074,923	15.3	88,988,548	18.5

Totals	1,633	100.0	20,115,544	100.0	481,673,785	100.0

(a)         Annualized base rent revenue is based on actual September 2015 billings times 12.  For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billings times 12.  As annualized based rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)         Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2015, aggregating 64,226 square feet and representing rent of $1,036,321 for which no new leases were signed.

(c)          Includes office, office/flex, industrial and stand-alone retail tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Market Diversification

The following table lists the Company’s markets (MSAs) based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of
		Company
	Annualized Base	Annualized	Total Property
	Rental Revenue	Base Rental	Size Rentable	Percentage of
Market (MSA)	($) (a) (b) (c)	Revenue (%)	Area (b) (c)	Rentable Area (%)
Jersey City, NJ	116,590,690	24.1	4,334,714	18.1
Newark, NJ (Essex-Morris-Union Counties)	107,042,213	22.2	5,420,940	22.6
Westchester-Rockland, NY	68,176,368	14.2	3,895,912	16.2
Bergen-Passaic, NJ	62,408,217	13.0	3,315,518	13.8
Monmouth-Ocean, NJ	28,733,661	6.0	1,620,863	6.7
Washington, DC-MD-VA-WV	26,811,980	5.6	1,292,807	5.4
Middlesex-Somerset-Hunterdon, NJ	23,260,887	4.8	1,120,527	4.7
Trenton, NJ	18,519,341	3.8	956,597	4.0
New York (Manhattan)	18,154,849	3.8	524,476	2.2
Philadelphia, PA-NJ	7,751,526	1.6	1,260,398	5.2
Stamford-Norwalk, CT	4,224,053	0.9	273,000	1.1

Totals	481,673,785	100.0	24,015,752	100.0

(a)

Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2015 aggregating 64,226 square feet and representing annualized rent of $1,036,321 for which no new leases were signed.

(c)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Industry Diversification

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

	Annualized	Percentage of		Percentage of
	Base Rental	Company	Square	Total Company
	Revenue	Annualized Base	Feet Leased	Leased
Industry Classification (a)	($) (b) (c) (d)	Rental Revenue (%)	(c) (d)	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	69,767,048	14.4	2,377,839	11.8
Insurance Carriers & Related Activities	51,815,228	10.7	1,878,914	9.3
Manufacturing	35,691,917	7.3	1,728,469	8.6
Legal Services	33,599,930	7.0	1,237,425	6.2
Credit Intermediation & Related Activities	32,260,624	6.7	1,055,400	5.2
Computer System Design Svcs.	21,699,200	4.5	944,549	4.7
Health Care & Social Assistance	21,570,703	4.5	1,129,563	5.6
Accounting/Tax Prep.	21,311,275	4.4	782,304	3.9
Wholesale Trade	16,593,983	3.4	1,123,158	5.6
Telecommunications	16,360,431	3.4	895,559	4.5
Scientific Research/Development	15,205,311	3.2	501,242	2.5
Public Administration	14,987,127	3.1	532,084	2.6
Admin & Support, Waste Mgt. & Remediation Svcs.	13,984,821	2.9	698,035	3.5
Architectural/Engineering	13,617,543	2.8	531,145	2.6
Other Services (except Public Administration)	11,484,520	2.4	465,401	2.3
Management/Scientific	11,390,619	2.4	436,907	2.2
Other Professional	11,075,592	2.3	503,569	2.5
Real Estate & Rental & Leasing	8,493,890	1.8	450,133	2.2
Retail Trade	7,729,645	1.6	463,268	2.3
Advertising/Related Services	7,424,044	1.5	275,566	1.4
Utilities	7,129,920	1.5	313,531	1.6
Transportation	5,641,923	1.2	285,202	1.4
Construction	4,949,441	1.0	275,393	1.4
Educational Services	4,330,734	0.9	180,983	0.9
Data Processing Services	3,962,940	0.8	144,947	0.7
Publishing Industries	3,776,840	0.8	185,577	0.9
Arts, Entertainment & Recreation	3,295,164	0.7	240,102	1.2
Agriculture, Forestry, Fishing & Hunting	2,372,387	0.5	91,509	0.5
Information Services	2,031,789	0.4	67,021	0.3
Broadcasting	1,782,951	0.4	52,732	0.3
Other	6,336,245	1.5	268,017	1.3

TOTAL	481,673,785	100.0	20,115,544	100.0

(a)         The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).

(b)         Annualized base rental revenue is based on actual September 2015 billings times 12. For leases whose rent commences after October 1, 2015, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)          Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2015 aggregating 64,226 square feet and representing annualized rent of $1,036,321 for which no new leases were signed.

(d)         Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

Analysts, Company Information and Executive Officers

Equity Research Coverage

Barclays Capital	Cowen and Company	Green Street Advisors	SunTrust Robinson Humphrey, Inc.
Ross L. Smotrich / Peter Siciliano	James Sullivan	John Bejjani	Michael R. Lewis
(212) 526-2306 / (212) 526-3098	(646) 562-1380	(949) 640-8780	(212) 319-5659

BofA Merrill Lynch	Deutsche Bank North America	JP Morgan	UBS Investment Research
James C. Feldman / Scott Freitag	Vincent Chao	Anthony Paolone	Ross T. Nussbaum
(646) 855-5808 / (646) 855-3197	(212) 250-6799	(212) 622-6682	(212) 713-2484

Citigroup	Evercore ISI	Stifel Nicolaus & Company, Inc.
Michael Bilerman / Emmanuel Korchman	Steve Sakwa / Gabe Hilmoe	John Guinee / Erin Aslakson
(212) 816-1383 / (212) 816-1382	(212) 446-9462 / (212) 446-9459	(443) 224-1307 / 443-224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information	Senior Debt Ratings
343 Thornall Street	New York Stock Exchange	Mack-Cali Realty Corporation	BBB- (S&P and Fitch);
Edison, New Jersey 08837-2206		Investor Relations Department	Baa3 (Moody’s)
(732) 590-1000	Trading Symbol	343 Thornall Street
	Common Shares: CLI	Edison, New Jersey 08837-2206
Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin	Michael J. DeMarco	Marshall Tycher
Chief Executive Officer	President and Chief Operating Officer	President, Roseland Residential Trust

Anthony Krug	Gary Wagner	Ricardo Cardoso
Chief Financial Officer	Chief Legal Officer and Secretary	EVP and Chief Investment Officer

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•

risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•

the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•	the extent of any tenant bankruptcies or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	changes in the supply of and demand for the Company’s properties;

•	changes in interest rate levels and volatility in the securities markets;

•

the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•	forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•	changes in operating costs;

•	the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•

the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•	changes in governmental regulation, tax rates and similar matters; and

•

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2015